Exhibit 32.2

I, Douglas J. Kelley, Chief Financial Officer of Fentura Financial, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

Dated: November 11, 2005	/s/ Douglas J. Kelley —————————————— Douglas J. Kelley Chief Financial Officer